Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4: Daniel Zeff

Date of Earliest Transaction Required to be Reported: February 9, 2005

Issuer Name and Ticker Symbol: Document Science Corporation (DOCX)

Names:   Zeff Holding Company LLC and Zeff Capital Partners I, L.P.

Address: 50 California Street
         Suite 1500
         San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company LLC and Zeff Capital Partners I, L.P. are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Document Science Corporation.

ZEFF HOLDING COMPANY, LLC      ZEFF CAPITAL PARTNERS I, L.P

                               By: Zeff Holding Company, LLC, as general partner


By: /s/ Daniel Zeff            By: /s/ Daniel Zeff
    ----------------------         ----------------------
Name:  Daniel Zeff                 Name:  Daniel Zeff
Title: Manager                     Title: Manager